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                                                                   EXHIBIT 10.31

                         GENERAL GROWTH PROPERTIES, INC.
                        RESTRICTED STOCK AWARD AGREEMENT

     THIS AGREEMENT is made and entered into as of <<Date>> (the "Grant Date") by and between GENERAL GROWTH PROPERTIES, INC., a Delaware corporation (the "Company"), and <<First_Name>> <<Last_Name>> (the "Employee").

     WHEREAS, the Company desires to reward the Employee for her continuing efforts on behalf of the Company by awarding him restricted shares (the "Restricted Shares") of common stock, $.01 par value, of the Company (the "Common Stock"), subject to the terms and conditions set forth in the General Growth Properties, Inc. 2003 Incentive Stock Plan (the "2003 Plan") and the terms, conditions, and restrictions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Award of Shares. In accordance with the terms of the 2003 Plan which are hereby incorporated herein, the Company hereby awards to the Employee, subject to the terms, conditions and restrictions set forth in this Agreement,
<<Shares>> shares of Common Stock ("Restricted Shares") as of the Grant Date.

     2. Rights of Stockholder. Employee shall have all of the rights of a stockholder with respect to the Restricted Shares (including the right to vote the Restricted Shares and the right to receive dividends with respect to the Restricted Shares; provided, however, that dividends paid with respect to Restricted Shares which have not yet vested at the time of the dividend payments shall be held in the custody of the Company and shall be subject to the same restrictions that apply to the corresponding Restricted Shares), except for the right to transfer the Restricted Shares as provided on Section 3 and Section 5 hereof.

     3. Restrictions on Transfer. Except as otherwise provided in this Agreement, Employee may not sell, transfer, assign, pledge, encumber or otherwise dispose of any portion of the Restricted Shares or the rights granted hereunder (any such disposition or encumbrance being referred to herein as a "transfer") until such portion of the Restricted Shares becomes vested in accordance with Section 4 of this Agreement. Any transfer or purported transfer by Employee of any of the Restricted Shares shall be null and void and the Company shall not recognize or give effect to such transfer on its books and records or recognize the person to whom such purported transfer has been made as the legal or beneficial holder of such shares. The Restricted Shares shall not be subject to sale, execution, pledge, attachment, encumbrance or other process and no person shall be entitled to exercise any rights of Employee as the holder of such Restricted Shares by virtue of any attempted execution, attachment or other process until the restrictions imposed herein on the transfer of the Restricted Shares shall lapse as provided in Section 4 hereof.

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     If and when the restrictions imposed herein on the transfer of Restricted
Shares shall have lapsed as provided in Section 4 hereof, such shares shall be delivered to the Employee. Until such restrictions have lapsed, any certificates representing any Restricted Shares shall be held in custody by the Company.

     4. Lapse of Restrictions.

          (a) The interest of the Employee in the Restricted Shares shall vest as to 1/3, 1/3 and 1/3 shares of such Restricted Shares on each of <<Date>>,
<<follwing year>>, and <<following year>>, so as to be 100% vested on <<Vesting
Date>>, so long as the Employee continues to be employed by the Company, its Affiliates and Subsidiaries on each such date.

          (b) If the Employee's employment with the Company or any of its Affiliates or Subsidiaries is terminated for any reason which does not give rise to 100% vesting of the Restricted Shares, the balance of the Restricted Shares subject to the provisions of this Agreement which have not vested at the time of the Employee's termination of employment shall be forfeited by the Employee and ownership shall be transferred back to the Company.

          (c) Notwithstanding Section 4(a) hereof, in the event of a Change in Control, the restrictions on transfer imposed by Section 3 on the Restricted Shares shall lapse.

     5. Transferability. Notwithstanding anything contained in this Agreement to the contrary, Restricted Shares are not transferable or assignable by the Employee until the restrictions thereon have lapsed.

     6. Adjustment Provisions. If, during the term of this Agreement, there shall be any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock, or other change in corporate structure affecting the Common Stock, the Committee shall make or cause to be made an appropriate and equitable substitution or adjustment with respect to the Restricted Shares, including a substitution or adjustment in the aggregate number or kind of shares subject to this Agreement, notwithstanding that the Restricted Shares are subject to the restrictions on transfer imposed by Section 3 above.

     7. Taxes. As a condition precedent to the receipt of any Restricted Shares hereunder, Employee agrees to pay to the Company, at such times as the Company shall determine, such amounts as the Company shall deem necessary to satisfy any withholding taxes due on income that Employee recognizes as a result of the award of the Restricted Shares hereunder. The obligations of the Company under this Agreement and the 2003 Plan shall be conditional on such payment or arrangements, and the Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Employee.

     8. Registration. This grant is subject to the condition that if at any time the Committee shall determine, in its discretion, that the listing of the shares of Common Stock subject hereto on any securities exchange, or the registration or qualification of such shares under any federal or state law, or the consent or approval of any regulatory body, shall be necessary or desirable as a condition of, or in connection with, the grant, receipt or delivery of shares hereunder, such grant, receipt or delivery will not be effected unless and until such listing,


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registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

     9. Rights of Employee. In no event shall the granting of the Restricted Shares or the other provisions hereof or the acceptance of the Restricted Shares by Employee interfere with or limit in any way the right of the Company, an Affiliate or Subsidiary to terminate Employee's employment at any time, nor confer upon Employee any right to continue in the employ of the Company, an Affiliate or Subsidiary for any period of time or to continue their present or any other rate of compensation.

     10. Construction.

          (a) Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs and successors, except as expressly herein otherwise provided.

          (b) Entire Agreement; Modification. This Agreement contains the entire understanding between the parties with respect to the matters referred to herein. Subject to Section 15 of the 2003 Plan, this Agreement may be amended by the Committee.

          (c) Capitalized Terms; Headings; Pronouns; Governing Law. Capitalized terms used and not otherwise defined herein are deemed to have the same meanings as in the 2003 Plan. The descriptive headings of the respective Sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or construe the provisions which follow them. Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular, the plural and vice-versa, as the context and facts may require. The construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Delaware.

          (d) Notices. All communications between the parties shall be in writing and shall be deemed to have been duly given as of the date and time of hand delivery or three days after mailing via certified or registered mail, return receipt requested, proper postage prepaid to the following or such other addresses of which the parties shall from time to time notify one another.

          (1) If to the Company:  General Growth Properties, Inc.
                                  110 North Wacker Drive
                                  Chicago, Illinois 60606

          (2) If to the Employee: <<First_Name>> <<Last_Name>>
                                  c/o General Growth Properties, Inc.
                                  110 North Wacker Drive
                                  Chicago, Illinois 60606


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          (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

          (f) Counterpart Execution. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute the entire document.

          Dated as of the ____ day of __________, 2006.

                                        GENERAL GROWTH PROPERTIES, INC.


                                        By:
                                            ------------------------------------
                                            John Bucksbaum
                                            Chief Executive Officer


                                        EMPLOYEE


                                        ----------------------------------------
                                        <<First_Name>> <<Last_Name>>


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